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                                                                 Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                    FLORIDINO'S INTERNATIONAL HOLDINGS, INC.

         Nick Pirgousis, being the Chairman of the Board of Floridino's International Holdings, Inc., a Florida corporation (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is Floridino's International Holdings, Inc. The Corporation was originally incorporated on June 25, 1997.

         2. The Articles of Incorporation of the Corporation were duly amended on February 8, 2001.

         3. These Amended and Restated Articles of Incorporation restate and integrate and further amend the provisions of the Corporation's Articles of Incorporation, as amended.

         4. The terms and provisions of these Amended and Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation pursuant to a written action without a meeting of the directors executed as of April 30, 2001. The terms and provisions of these Amended and Restated Articles were approved and adopted by the holders of a majority of the issued and outstanding shares of the Corporation at the annual meeting of shareholders held on November 16, 2001. The number of votes cast for the Amended and Restated Articles of Incorporation by the shareholders was sufficient for approval.

         5.       Pursuant to Sections 607.0704, 607.1003 and 607.1007 of the
Florida Business Corporation Act, the text of the Articles of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

                                ARTICLE I - NAME

         The name of the corporation is Syndicated Food Service International, Inc. (hereinafter called the "Corporation" or "Syndicated").

                              ARTICLE II - PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.

                             ARTICLE III - EXISTENCE

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         The Corporation shall have perpetual existence unless dissolved in the manner provided by law.

                          ARTICLE IV - PRINCIPAL OFFICE

         The address of the registered office of the Corporation in the State of Florida is 3560 Cypress Gardens Road, Winter Haven, Florida 33884.

                     ARTICLE V - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Florida is 3560 Cypress Gardens Road, Winter Haven, Florida 33884. The name of the registered agent at that address is Frank Dolney.

                           ARTICLE VI - CAPITAL STOCK

         A.       Authorized Capital Stock

                  (1) The maximum aggregate number of shares of common stock, par value of $.001 per share (the "Common Stock"), that this Corporation shall have authority to issue is 100,000,000 shares.

                  (2) The maximum aggregate number of shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), that this Corporation shall have authority to issue is 20,000,000 shares.

                  (3) No fractional share shall be issued.

                  (4) No shareholder of any stock of the Corporation shall have preemptive rights.

         B.       Preferred Stock.

                  (1) Authority is hereby vested in the Board of Directors of the Corporation to provide from time to time for the issuance of Preferred Stock in one or more series and, in connection therewith, to fix by resolution providing for the issue of such series the number of shares to be included and such of the designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, without limitation, voting rights or limitation, rights

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                  of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Florida Business Corporation Act.

                  (2) Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                              ARTICLE VII - BYLAWS

         The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a Quorum is present, by the affirmative vote of a majority of the directors present at such meeting; provided, however, that notwithstanding the foregoing, the affirmative vote of at least a majority of the directors or the holders of at least 66-2/3% of the voting power of the Corporation's voting stock is required to alter, amend or repeal, or adopt any provision inconsistent with the Bylaw provisions described in Article Two, Sections 2, 4 and 5 thereof.

                         ARTICLE VIII - INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the laws of Florida, including, but not limited to, Section 607.0850 of the Florida Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors of the Corporation, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Florida law, from and against any and all of the liabilities, expenses or other matters referred to or covered by said Section. The indemnification provisions contained in the Florida Business Corporation Act shall not be deemed exclusive of any other rights of which those indemnified may be

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entitled under any bylaw, agreement, resolution of shareholders or disinterested directors, or otherwise. No provision of these Amended and Restated Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Florida Business Corporation Act upon the Corporation, upon its shareholders, bondholders and security holders, or upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors, officers, employees and agents (and their heirs, executors and administrators) in the capacities defined and prescribed by the Florida Business Corporation Act and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Florida Business Corporation Act.

                             ARTICLE IX - AMENDMENT

         This Corporation reserves the right to amend or repeal any provisions contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation. Notwithstanding the foregoing, the affirmative vote of at least a majority of the directors or the holders of at least 66-2/3% of the voting power of the Corporation's voting stock is required to alter, amend or repeal, or adopt any provision inconsistent with the provisions described in
Article VII I or Article VIII.

         IT WITNESS WHEREOF, the undersigned has made and subscribed these Amended and Restated Articles of Incorporation as of the 16th day of November, 2001.

                                          /s/ Nick Pirgousis
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                                          Nick Pirgousis, Chairman of the Board